EXHIBIT 99.2

CONN'S, INC. ANNOUNCES TERMINATION OF STOCKHOLDERS' RIGHTS PLAN

THE WOODLANDS, TEXAS, September 11, 2015 - Conn’s, Inc. (NASDAQ:CONN), has terminated the Company’s stockholders’ rights plan, effective as of September 10, 2015. The Company adopted its stockholders’ rights plan in October 2014 to enable management and the Board to explore strategic alternatives while reducing the likelihood that any person or group would gain control of Conn’s through open market accumulation or otherwise without appropriately compensating all of the Company's stockholders.

About Conn’s, Inc.

Conn’s is a specialty retailer currently operating approximately 95 retail locations in Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company’s primary product categories include:

•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;

•	Consumer electronics, including LCD, LED, 3-D and Ultra HD televisions, Blu-ray players, home theater and portable audio equipment; and

•	Home office, including computers, printers and accessories.

Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn’s provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning the Company’s future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect the Company’s ability to achieve the results either expressed or implied by the Company’s forward-looking statements including, but not limited to: general economic conditions impacting the Company's customers or potential customers; the Company’s ability to sell the residual equity in its loan portfolio securitization on favorable terms; the Company’s ability to execute periodic securitizations of future originated loans including the sale of any residual equity on favorable terms; the

Company's ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of the Company’s credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of the Company’s planned opening of new stores; technological and market developments and sales trends for the Company’s major product offerings; the Company’s ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of the Company's customers and employees; the Company’s ability to fund its operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from the Company’s revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in the Company’s most recent SEC reports, including but not limited to, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G

S.M. Berger & Company
Andrew Berger (216) 464-6400